SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2010

AIVTECH INTERNATIONAL GROUP CO.
(Exact name of registrant as specified in its charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1305 East, Hightech Plaza, Phase 2, Tian'An Cyber Park
FuTian District, ShenZhen City, GuangDong Province, China
 (Address of Principal Executive Offices) (Zip Code)

+86 (139) 2349-3889
 (Issuer Telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On June 13, 2010, the Board of Directors of AIVtech International Group Co. (the “Company”) appointed Jian Wang and Wenbing Wu as directors of the Company (“Independent Directors”).  Jian Wang and Wenbing Wu were each elected to serve on the Board of Directors as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”).

The biographical information regarding each of the new directors is listed below:

Jian Wang, Director. Mr. Wang is, a professor and supervisor in Ergonomics in Applied Psychology major of ZheJiang University in China. He is also the director of the Institute of Physical Education and the Health Department at the University of Zhejiang. In addition, Mr. Wang is currently the director of the Ergonomics Society, vice president of Biomechanics, deputy director of Occupational Ergonomics, director of the Chinese Physiological Society, and vice director of Physiology Society of Zhejiang Province. Mr. Wang is engaged in researching health science, furniture engineering and fitness equipment, as well as in the development of innovative products. In 1987, Mr. Wang obtained his master degree in Physiology from University of Hangzhou. He also earned a PhD in Engineering from University of Hangzhou in 1996.

Wenbing Wu, Director. Mr. Wu is a financial expert at the China Development Institute (CDI) and possesses extensive experience and expertise in domestic and international economic analysis, corporate restructuring, mergers and acquisitions, securities and capital markets, as well as in financial and taxation standards. Mr. Wu has also been appointed as a senior expert to the Shenzhen Government. In 2004, Mr Wu obtained his MBA in The Queen’s University of Brighton. Mr Wu got his Master Degree in Finance from TianJin University of Finance and Economy in 1994 and Bachelor Degree in Economy from NanJing Institute of Aeronautical Technology in 1987.

Related Party Transactions

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any Independent Director that would require disclosure under Item 404(a) of Regulation S-K.

Family Relationships

There are no family relationships between the officers or directors of the Company.

Employment Agreements

Currently we have not entered into any employment agreement with these newly appointed directors.

Item 7.01 Regulation FD Disclosure.

On June 18, 2010 the Company issued a press release announcing the appointment of Jian Wang and Wenbing Wu as the new directors of the Company.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of AIVtech International Group Co. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press release dated June 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AIVtech International Group Co.

Date: June 22, 2010	By:	/s/ JinLin Guo
JinLin Guo
President, CEO and Chairman of the Board